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                                                                     Exhibit 5.1


                                     October 20, 2005




CDF Financing, L.L.C.
5595 Trillium Boulevard
Hoffman Estates, Illinois 60192

CDF Funding, Inc.
5595 Trillium Boulevard
Hoffman Estates, Illinois 60192

Re:  CDF Financing, L.L.C.
     CDF Funding, Inc.
     Distribution Financial Services Floorplan Master Trust
     GE Dealer Floorplan Master Note Trust
     Registration Statement on Form S-3

We have acted as special counsel for CDF Financing, L.L.C., a Delaware limited liability company ("CDF Financing"), and CDF Funding, Inc., a Delaware corporation ("CDF Funding"), in connection with (a) the filing by CDF Financing, CDF Funding, Distribution Financial Services Floorplan Master Trust, a trust formed under the laws of the State of New York (the "Underlying Trust"), and GE Dealer Floorplan Master Note Trust, a Delaware statutory trust (the "Note Trust"), as co-registrants (collectively, the "Co-Registrants") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration Nos. 333-115582, 333-115582-02, 333-115582-03 and 333-115582-04),
as amended (the "Registration Statement"), registering a certificate issued by the Underlying Trust representing an undivided interest in the assets of the Underlying Trust (the "Note Trust Certificate") and asset-backed notes issued by the Note Trust that are secured by the Note Trust Certificate, and (b) the related base prospectus for Series 2005-2, dated October 12, 2005 (the "2005-2 Base Prospectus"), and the related prospectus supplement, dated October 12, 2005 (together with the 2005-2 Base Prospectus, the "2005-2 Prospectus"), each filed by the Co-Registrants pursuant to Rule 424(b) relating to the issuance of $714,000,000 aggregate principal amount of Class A Series 2005-2 Asset Backed Notes (the "Series 2005-2 Class A Notes"), $22,600,000 aggregate principal amount of Class B Series 2005-2 Asset Backed Notes (the "Series 2005-2 Class B Notes") and $13,400,000 aggregate principal amount of Class C Series 2005-2 Asset Backed Notes (the "Series 2005-2 Class C Notes" and together with the Series 2005-2 Class A Notes and the Series 2005-2 Class B Notes, the "Offered Notes"). The Offered Notes will be issued pursuant to the Master Indenture, dated as of August 12, 2004 (as amended, modified or supplemented, the "Master Indenture"), between the Note Trust and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee"), as supplemented by a Series 2005-2 Indenture Supplement, dated as of October 20, 2005 (the "Indenture Supplement" and together with the Master Indenture, the "Indenture"), between the Note Trust and the Indenture Trustee. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Indenture.

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We have examined executed copies of the Registration Statement, the Master
Indenture, the Indenture Supplement and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the "Transaction Documents").

We have also assumed that: (i) the Transaction Documents and the Offered Notes have been or will be duly authorized by all necessary corporate or trust action;
(ii) the Offered Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Indenture; and (iii) the purchase price for the Offered Notes will be paid to CDF Funding by the underwriter named in the 2005-2 Prospectus.

In expressing our opinion, we have assumed, without independent verification, that the facts presented in the Transaction Documents are correct, the Transaction Documents have been or will be consummated according to their terms, and the factual representations of CDF Funding and its affiliates are correct. In addition, we have assumed that the parties to each Transaction Document will satisfy their respective obligations thereunder.

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

The Offered Notes, upon issuance and sale thereof in the manner described in the 2005-2 Prospectus and as provided in the Indenture, will be binding obligations of the Note Trust.

We hereby consent to the filing of this letter as part of the Co-Registrants' Current Report on Form 8-K, dated October [ ], 2005 for incorporation in the Registration Statement and to the references to this firm under the heading "Legal Matters" in each prospectus supplement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

We are members of the Bar of the State of Illinois and New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.


                                        Very truly yours,


                                        /s/ MAYER, BROWN, ROWE & MAW LLP
                                        --------------------------------
                                        MAYER, BROWN, ROWE & MAW LLP